Exhibit 99.1

Company Release – 07/16/2025

GBank Financial Holdings Inc. Announces Second Quarter 2025 Quarterly Earnings Call Scheduled for Tuesday, July 29th, at 10:00 A.M., Pacific Time

LAS VEGAS, NV, July 16, 2025 – GBank Financial Holdings Inc. (the "Company") (Nasdaq: GBFH), the parent company for GBank (the "Bank"), today announced it plans to release its second quarter 2025 financial results after the market closes on Monday, July 28, 2025, and will host its quarterly earnings call on Tuesday, July 29, 2025, at 10:00 a.m., PST. Interested parties can participate remotely via Internet connectivity. There will be no physical location for attendance.

Interested parties may join online, via the ZOOM app on their smartphones, or by telephone:

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ZOOM Video Conference ID 826 3030 7240
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Passcode: 549549

Joining by ZOOM Video Conference:

Log in on your computer at

https://us02web.zoom.us/j/82630307240?pwd=TU4yZXJqMEc2VGZoUm5rRTl0OVFxdz09 or use the ZOOM app on your smartphone.

Joining by Telephone

Dial (408) 638-0968. The conference ID is 826 3030 7240. Passcode: 549549.

About GBank Financial Holdings Inc.

GBank Financial Holdings Inc. is a bank holding company headquartered in Las Vegas, Nevada and is listed on the Nasdaq Capital Market under the symbol “GBFH.” Our national payment and Gaming FinTech business lines serve gaming clients across the U.S. and feature the GBank Visa Signature® Card—a tailored product for the gaming and sports entertainment markets. The Bank is also a top national SBA lender, now operating across 40 states. Through our wholly owned bank subsidiary, GBank, we operate two full-service commercial branches in Las Vegas, Nevada to provide a broad range of business, commercial and retail banking products and services to small businesses, middle-market enterprises, public entities and affluent individuals in Nevada, California, Utah, and Arizona. Please visit www.gbankfinancialholdings.com for more information.

Available Information

The Company routinely posts important information for investors on its web site (under www.gbankfinancialholdings.com and, more specifically, under the News & Media tab at www.gbankfinancialholdings.com/press-releases). The Company intends to use its web site as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD (Fair Disclosure) promulgated by the U.S. Securities and Exchange Commission (the “SEC”). Accordingly, investors should monitor the Company’s web site, in addition to following the Company’s press releases, SEC filings, public conference calls, presentations and webcasts.

The information contained on, or that may be accessed through, the Company’s web site is not incorporated by reference into, and is not a part of, this document.

For Further Information, Contact:

GBank Financial Holdings Inc.

T. Ryan Sullivan

President and CEO

702-851-4200

rsullivan@g.bank

Source: GBank Financial Holdings Inc.